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                                                                     EXHIBIT 5


                              COHEN & GRIGSBY, P.C.
                                ATTORNEYS AT LAW

                                11 STANWIX STREET
                                   15TH FLOOR
                       PITTSBURGH, PENNSYLVANIA 15222-1319

                                      ----

                            TELEPHONE (412) 297-4900
                               FAX (412) 209-0672

                                  May 24, 2000

To the Board of Directors
         of F.N.B. Corporation

         We refer to the Form S-3 Registration Statement under the Securities Act of 1933 to be filed by F.N.B. Corporation ("FNB") with the Securities and Exchange Commission on or about May 24, 2000 relating to the issuance and sale of up to 200,000 shares of common stock, par value $2.00 per share (the "Common Stock"), of FNB pursuant to the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan. We have acted as counsel to FNB in connection with the preparation and filing of such Registration Statement, and have examined such records, certificates and documents as we deemed relevant and necessary as a basis for the opinion set forth below.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued, when issued in accordance with the terms of the Registration Statement, will be validly issued, fully-paid and non-assessable shares of Common Stock of FNB.

         We hereby consent to the reference to us in the Prospectus of FNB constituting part of FNB's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission registering the Common Stock, and to the inclusion of this letter as an exhibit to the Registration Statement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) as supplemented or modified by Part I, together with the Forward and Glossary of the Pennsylvania Third Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the PBA Section of Corporation, Banking and Business Law (1992). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter should be read in conjunction therewith. Unless otherwise indicated, capitalized terms used in this Opinion that are defined in the Accord or the Pennsylvania Supplement will have the same meanings in this Opinion as the meanings set forth in the Accord or the Pennsylvania Supplement, respectively (and, to the extent of a conflict between the same, priority shall be given to the Accord and the Pennsylvania Supplement in that order).

                                                     Yours very truly,

                                                     /s/ COHEN & GRIGSBY, P.C.